UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE BOEING COMPANY

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SUPPLEMENT TO

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

DATED MARCH 13, 2020

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of The Boeing Company (“Boeing”) to be held on April 27, 2020.

On March 13, 2020, Boeing commenced distributing to its shareholders a Notice of the 2020 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of Boeing (the “Board”) and a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement.

Change in Annual Meeting Location; Virtual-Only Meeting to be Held

On March 23, 2020, Boeing issued a press release announcing that, due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants, the Annual Meeting on April 27, 2020 at 9:00 a.m. Central Time, will be held in a virtual format only. Shareholders will not be able to attend the Annual Meeting in person.

As described in the Notice and Proxy Statement, shareholders at the close of business on the record date, February 27, 2020, are entitled to attend in the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BA2020, shareholders must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email previously received. Shareholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not shareholders plan to participate in the virtual-only Annual Meeting, Boeing urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the Notice and Proxy Statement previously distributed will not be updated to reflect the change to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting.

Withdrawal of Nominee for Election as Director

Nikki R. Haley, who joined the Board on April 29, 2019 and was included in the Notice and Proxy Statement as a nominee for re-election as a director at the Annual Meeting, submitted her resignation from the Board on March 16, 2020. As of such date, a variety of approaches were under discussion among policymakers in the administration and Congress, as well as in the private sector, to address the near-term liquidity needs of the aerospace, travel, and other sectors affected by the current COVID-19 crisis. Ambassador Haley informed the Board, that as a matter of philosophical principle, she does not believe that Boeing should seek support from the Federal Government, and therefore decided to resign from the Board. In light of this action, the Board amended Boeing’s By-Laws to decrease the number of directors on the Board to 12. Therefore, the nomination of Ambassador Haley is withdrawn.

Proposed Change to Elect the 12 Remaining Director Nominees in Proposal 1

In light of Ambassador Haley’s resignation from the Board and the subsequent withdrawal of her name as a nominee for re-election to the Board, as well as the Board’s decision to decrease the number of directors on the Board to 12, Item 1 in the Notice and Proxy Statement now proposes to elect the 12 remaining director nominees named in the Proxy Statement to hold office until the next annual meeting of shareholders.

The Board Recommends that you Vote FOR each of the 12 Remaining Director Nominees

Boeing continues to have a strong mix of expertise, diversity and varying tenures among its Board nominees, and 11 of the 12 nominees are independent. In particular, with the addition to the Board of Admiral John Richardson and the nomination for election of Akhil Johri and Steven Mollenkopf, Boeing has supplemented the nominated Board’s safety, engineering, and aerospace expertise. The Board unanimously recommends a vote for each of the 12 nominees.

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy voting forms before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Ambassador Haley because she has resigned from the Board and is no longer standing for re-election. If you have not yet voted, please complete the proxy voting form or submit your voting instructions, disregarding Ambassador Haley’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available on page 78 of the Notice and Proxy Statement.

List of Shareholders

A list of shareholders of record will be available during the virtual Annual Meeting for inspection by shareholders for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/BA2020.

March 23, 2020

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel & Corporate Secretary